EXHIBIT 1

AGREEMENT AND PLAN OF MERGER

Dated as of March 3, 2005

Among

JOHNSON & JOHNSON,

HOLDEN MERGER SUB, INC.

And

CLOSURE MEDICAL CORPORATION

TABLE OF CONTENTS
Page

ARTICLE I

The Merger

SECTION 1.01. The Merger	1
SECTION 1.02. Closing	1
SECTION 1.03. Effective Time	2
SECTION 1.04. Effects of the Merger	2
SECTION 1.05. Certificate of Incorporation and By-laws	2
SECTION 1.06. Directors	2
SECTION 1.07. Officers	2

ARTICLE II

Effect of the Merger on the Capital Stock of the
Constituent Corporations; Exchange of Certificates

SECTION 2.01. Effect on Capital Stock	3
SECTION 2.02. Exchange of Certificates	4

ARTICLE III

Representations and Warranties

SECTION 3.01. Representations and Warranties of the Company	6
SECTION 3.02. Representations and Warranties of Parent and Sub	32

ARTICLE IV

Covenants Relating to Conduct of Business; No Solicitation

SECTION 4.01. Conduct of Business	34
SECTION 4.02. No Solicitation	38

ARTICLE V

Additional Agreements

SECTION 5.01. Preparation of the Proxy Statement; Stockholders’ Meeting	41
SECTION 5.02. Access to Information; Confidentiality	42

ARTICLE VI

Conditions Precedent

SECTION 6.01. Conditions to Each Party’s Obligation to Effect the Merger	48
SECTION 6.02. Conditions to Obligations of Parent and Sub	49
SECTION 6.03. Conditions to Obligation of the Company	50
SECTION 6.04. Frustration of Closing Conditions	50

ARTICLE VII

Termination, Amendment and Waiver

ARTICLE VIII

General Provisions

SECTION 8.12. Severability	56

Annex I    Index of Defined Terms
Exhibit A    Restated Certificate of Incorporation of the Surviving Corporation

AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of March 3, 2005, among JOHNSON & JOHNSON, a New Jersey corporation (“Parent”), HOLDEN MERGER SUB, INC., a Delaware corporation and a wholly owned Subsidiary of Parent (“Sub”), and CLOSURE MEDICAL CORPORATION, a Delaware corporation (the “Company”).

WHEREAS the Board of Directors of each of the Company and Sub has approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company (“Company Common Stock”), other than (i) shares of Company Common Stock directly owned by Parent, Sub or the Company and (ii) the Appraisal Shares, will be converted into the right to receive $27.00 in cash;

WHEREAS simultaneously with the execution and delivery of this Agreement and as a condition to Parent’s willingness to enter into this Agreement, Parent and certain stockholders of the Company (the “Principal Stockholders”) entered into an agreement (the “Stockholder Agreement”) pursuant to which the Principal Stockholders agreed to vote to approve and adopt this Agreement and to take certain other actions in furtherance of the consummation of the Merger upon the terms and subject to the conditions set forth in the Stockholder Agreement; and

WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I
The Merger
SECTION 1.01.  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

SECTION 1.02.  Closing.  The closing of the Merger (the “Closing”) will take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or (to the extent permitted by law) waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by law) waiver of those conditions), at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019, unless another time, date or place is agreed to in writing by Parent and the Company; provided, however, that if all the conditions set forth in Article VI shall not have been satisfied or (to the extent permitted by law) waived on such second business day, then the Closing shall take place on the first business day on which all such conditions shall have been satisfied or (to the extent permitted by law) waived. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

SECTION 1.03.  Effective Time.  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”) executed and acknowledged by the parties in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after the Closing Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, or at such later time as Parent and the Company shall agree and shall specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

SECTION 1.04.  Effects of the Merger.  The Merger shall have the effects set forth in Section 259 of the DGCL.

SECTION 1.05.  Certificate of Incorporation and By-laws.  (a)  The Restated Certificate of Incorporation of the Company (the “Company Certificate”) shall be amended at the Effective Time to be in the form of Exhibit A and, as so amended, such Company Certificate shall be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

(b)  The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

SECTION 1.06.  Directors.  The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

SECTION 1.07.  Officers.  The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II

Effect of the Merger on the Capital Stock of the
Constituent Corporations; Exchange of Certificates

SECTION 2.01.  Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Parent or Sub:

(a)  Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(b)  Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is directly owned by the Company, Parent or Sub immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(c)  Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b) and the Appraisal Shares) shall be converted into the right to receive $27.00 in cash, without interest (the “Merger Consideration”). At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a “Certificate”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration. As provided in Section 2.02(h), the right of any holder of a Certificate to receive the Merger Consideration shall be subject to and reduced by the amount of any withholding that is required under applicable tax law.

(d)  Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the “Appraisal Shares”) of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead such holder shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding, shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

SECTION 2.02.  Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall appoint JPMorgan Chase or another comparable bank or trust company to act as paying agent (the “Paying Agent”) for the payment of the Merger Consideration. At the Effective Time, Parent shall deposit, or cause the Surviving Corporation to deposit, with the Paying Agent, for the benefit of the holders of Certificates, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.01(c) (such cash being hereinafter referred to as the “Exchange Fund”).

(b)  Exchange Procedures. As soon as reasonably practicable after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record of a Certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and which shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Each holder of record of a Certificate shall, upon surrender to the Paying Agent of such Certificate, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, be entitled to receive in exchange therefor the amount of cash which the number of shares of Company Common Stock previously represented by such Certificate shall have been converted into the right to receive pursuant to Section 2.01(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, payment of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to this Article II. No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

(c)  No Further Ownership Rights in Company Common Stock. All cash paid upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation for transfer, it shall be canceled against delivery of cash to the holder thereof as provided in this Article II.

(d)  Termination of the Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for the Merger Consideration.

(e)  No Liability. None of Parent, Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

(f)  Investment of Exchange Fund. The Paying Agent shall invest the cash in the Exchange Fund as directed by Parent. Any interest and other income resulting from such investments shall be paid to Parent.

(g)  Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto.

(h)  Withholding Rights. Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

ARTICLE III
Representations and Warranties

SECTION 3.01.  Representations and Warranties of the Company. Except as set forth in the disclosure schedule (with specific reference to the particular Section or subsection of this Agreement to which the information set forth in such disclosure schedule relates; provided, however, that any information set forth in one section of the Company Disclosure Schedule shall be deemed to apply to each other Section or subsection thereof or hereof to which its relevance is readily apparent on its face) delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Sub as follows:

(a)  Organization, Standing and Corporate Power. The Company has been duly organized, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite power and authority and possesses all governmental licenses, permits, authorizations and approvals necessary to enable it to use its corporate or other name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as presently conducted and as currently proposed by its management to be conducted, except where the failure to have such government licenses, permits, authorizations or approvals individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.  The

Company has made available to Parent, prior to the execution of this Agreement, complete and accurate copies of the Company Certificate and its By-laws (the “Company By-laws”), in each case as amended to the date hereof. The Company has made available to Parent complete and accurate copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of the stockholders of the Company, the Board of Directors of the Company and the committees of its Board of Directors, in each case held since January 1, 2002 and prior to the date hereof.

 (b)  Subsidiaries. The Company does not have, and has never had, any Subsidiaries. The Company does not own, directly or indirectly, any capital stock of, or other voting securities or equity interests in, any corporation, partnership, joint venture, association or other entity.

(c)  Capital Structure. The authorized capital stock of the Company consists of 35,000,000 shares of Company Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share (“Company Preferred Stock”). At the close of business on March 2, 2005, (i) 14,445,563 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) 7,269,604 shares of Company Common Stock were reserved for issuance pursuant to the Amended and Restated 1996 Equity Compensation Plan of the Company and the 1999 Employee Stock Purchase Plan of the Company (the “ESPP”, and such plans collectively, the “Company Stock Plans”), of which 4,873,628 shares of Company Common Stock were subject to outstanding Company Stock Options, (iv) other than as set forth in clause (v), no shares of Company Preferred Stock were issued or outstanding or were held by the Company in its treasury and (v) 50,000 shares of Company Preferred Stock designated as Series A Junior Participating Preferred Shares were reserved for issuance in connection with the rights (the “Rights”) to be issued pursuant to the Rights Agreement dated as of July 31, 2001, between the Company and American Stock Transfer & Trust Company, as rights agent (the “Rights Agreement”). Except as set forth above in this Section 3.01(c), at the close of business on March 2, 2005, no shares of capital stock or other voting securities or equity interests of the Company were issued, reserved for issuance or outstanding. There are no outstanding shares of Company Common Stock or Company Preferred Stock subject to vesting or restrictions on transfer, stock appreciation rights (“SARs”), “phantom” stock rights, performance units, rights to receive shares of Company Common Stock on a deferred basis or other rights (other than Company Stock Options) that are linked to the value of Company Common Stock (collectively, but exclusive of rights under the ESPP, “Company Stock-Based Awards”). Section 3.01(c) of the Company Disclosure Schedule sets forth a complete and accurate list, as of March 2, 2005, of all outstanding options to purchase shares of Company Common Stock (collectively, but exclusive of rights under the ESPP, “Company Stock Options”) under the Company Stock Plans or otherwise, the number of shares of Company Common Stock (or other stock) subject thereto, the grant dates, expiration dates, exercise or base prices (if applicable) and vesting schedules thereof and the names of the holders thereof. All (i) outstanding shares of Company Common Stock in respect of which the Company has a right under specified circumstances to repurchase such shares by the Company at a fixed purchase price and (ii) Company Stock Options are evidenced by stock option agreements, restricted stock purchase agreements or other award agreements, in each case in the forms set forth in Section 3.01(c) of the Company Disclosure Schedule, and no stock option agreement, restricted stock purchase agreement or other award agreement contains terms that are inconsistent with such forms. There are no Company Stock Options intended to qualify as an “incentive stock option” under Section 422 of the Code, and the exercise price of each Company Stock Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Stock Option. As of the close of business on March 2, 2005, there were outstanding Company Stock Options to purchase 3,962,148 shares of Company Common Stock with exercise prices on a per share basis lower than the Merger Consideration, and the weighted average exercise price of such Company Stock Options was equal to $19.21. The maximum number of shares of Company Common Stock that could be purchased with accumulated payroll deductions under the ESPP at the close of business of July 29, 2005 is 25,000, which number was calculated assuming (A) the fair market value of a share of Company Common Stock on such date is equal to the Merger Consideration and payroll deductions continue at the current rate, (B) not giving effect to any limitation contained in the ESPP as to the number of shares that a participant may purchase in any given period and (C) excluding any individuals that are on leave from their employment with the Company as of the date of this Agreement. Each Company Stock Option may, by its terms, be canceled in connection with the transactions contemplated hereby for a lump sum cash payment in accordance with and to the extent required by Section 5.04(a). All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Options or rights under the ESPP will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above in this Section 3.01(c), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities or equity interests of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company or (C) any warrants, calls, options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are not any outstanding obligations of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to any voting agreement with respect to the voting of any such securities.

(d)  Authority; Noncontravention. The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to the obtaining of the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger and the other transactions contemplated by this Agreement on the terms and subject to the conditions set forth in this Agreement, (iii) directing that the adoption of this Agreement be submitted as promptly as practicable to a vote at a meeting of the stockholders of the Company and (iv) recommending that the stockholders of the Company adopt this Agreement, which resolutions, as of the date of this Agreement, have not been subsequently rescinded, modified or withdrawn in any way. The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any pledge, lien, charge, encumbrance or security interest (each, a “Lien” and collectively, “Liens”) in or upon any of the properties or other assets of the Company under, (x) the Company Certificate or the Company By-laws, (y) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, franchise or license, whether oral or written (each, including all amendments thereto, a “Contract”), to which the Company is a party or any of its properties or other assets is subject or (z) subject to (i) the Stockholder Approval and (ii) the governmental filings and the other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation applicable to the Company or its properties or other assets or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to the Company or its properties or other assets, other than, in the case of clauses (y) and (z), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a “Governmental Entity”) is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (including the rules and regulations promulgated thereunder, the “HSR Act”), and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation, (2) the filing with the Securities and Exchange Commission (the “SEC”) of (A) a proxy statement relating to the adoption by the stockholders of the Company of this Agreement (as amended or supplemented from time to time, the “Proxy Statement”) and (B) such reports under the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (4) any filings required under the rules and regulations of the Nasdaq National Market and (5) such other consents, approvals, orders, authorizations, actions, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

(e)  Company SEC Documents. (i) The Company has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by the Company since January 1, 2002 (such documents, together with any documents filed during such period by the Company with the SEC on a voluntary basis on Current Reports on Form 8-K, the “Company SEC Documents”). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the “Securities

Act”), the Exchange Act, and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, “SOX”) applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised, amended, supplemented or superseded by a later-filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, which individually or in the aggregate would require an amendment, supplement or corrective filing to any such Company SEC Document. Each of the financial statements (including the related notes) of the Company included in the Company SEC Documents complied at the time it was filed as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of filing, has been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as disclosed in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the “Filed Company SEC Documents”), the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect.

        (ii)  Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company SEC Documents, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX. The Company does not have any outstanding, or has not arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

        (iii)     The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act)

sufficient to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (B) that transactions are executed only in accordance with the authorization of management and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets.

        (iv)    The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of the Company required under the Exchange Act with respect to such reports.

        (v)     The Company is not a party to, or does not have any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or other Company SEC Documents.

        (vi)     Since January 1, 2003, the Company has not received any oral or written notification of any (x) “significant deficiency” or (y) “material weakness” in the Company’s internal controls over financial reporting. There is no outstanding “significant deficiency” or “material weakness” which the Company’s independent accountants certify has not been appropriately and adequately remedied by the Company. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date hereof.

        (f)  Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Sub in writing specifically for inclusion or incorporation by reference in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

(g)  Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement and except as disclosed in the Filed Company SEC Documents or as expressly permitted pursuant to Section 4.01(a)(i) through (xvi), since the date of the most recent audited financial statements included in the Filed Company SEC Documents, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been any Material Adverse Change, and from such date until the date hereof there has not been (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any capital stock of the Company, (ii) any purchase, redemption or other acquisition by the Company of any shares of capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire such shares or other securities, (iii) any split, combination or reclassification of any capital stock of the Company or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by the Company to any current or former director, officer, employee or consultant of the Company of any increase in compensation, bonus or fringe or other benefits or any granting of any type of compensation or benefits to any current or former director, officer, employee or consultant not previously receiving or entitled to receive such type of compensation or benefit, except for normal increases in cash compensation (including cash bonuses) in the ordinary course of business consistent with past practice or as was required under any Company Benefit Agreement or Company Benefit Plan in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) any granting by the Company to any current or former director, officer, employee or consultant of the Company of any right to receive any increase in severance or termination pay, or (C) any entry by the Company into, or any amendments of (1) any employment, deferred compensation, consulting, severance, change of control, termination or indemnification agreement or any other agreement, plan or policy with or involving any current or former director, officer, employee or consultant of the Company or (2) any agreement with any current or former director, officer, employee or consultant of the Company, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement (all such agreements under this clause (C), collectively, “Company Benefit Agreements”), (D) any adoption of, any amendment to or any termination of any Company Benefit Plan, or (E) any payment of any benefit under, or the grant of any award under, or any amendment to, or termination of, any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreement or Company Benefit Plan (including in respect of stock options, “phantom” stock, stock appreciation rights, restricted stock, “phantom” stock rights, restricted stock units, deferred stock units, performance stock units or other stock-based or stock-related awards or the removal or modification of any restrictions in any Company Benefit Agreement or Company Benefit Plan or awards made thereunder) except for normal increases in cash compensation (including cash bonuses) in the ordinary course of business consistent with past practice or as required to comply with applicable law or any Company Benefit Agreement or Company Benefit Plan in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (v) any damage, destruction or loss to any asset of the Company, whether or not covered by insurance, that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect, (vi) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or businesses, except insofar as may have been required by a change in GAAP or (vii) any material tax election or any settlement or compromise of any material income tax liability.

(h)  Litigation. Except as disclosed in the Filed Company SEC Documents, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its assets that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Entity involving, the Company or any of its assets that individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

(i)  Contracts. (i) Except as disclosed in the Filed Company SEC Documents and except with respect to licenses and other agreements relating to intellectual property, which are the subject of Section 3.01(p), as of the date hereof, the Company is not a party to, and none of its properties or other assets is subject to, any Contract that is of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act and the rules and regulations promulgated thereunder. Neither the Company nor, to the Knowledge of the Company, any other party thereto is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Contract, to which it is a party or by which it or any of its properties or other assets is bound, except for violations or defaults that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. The Company has not entered into any Contract with any Affiliate of the Company that is currently in effect other than agreements that are disclosed in the Filed Company SEC Documents. The Company is not a party to or otherwise bound by any agreement or covenant restricting the Company’s or any of its Affiliates’ ability to compete or by any agreement or covenant restricting in any respect the research, development, distribution, sale, supply, license, marketing or manufacturing of products or services of the Company or any of its Affiliates.

(ii)  Each employee, contractor or consultant of the Company who has proprietary knowledge of or information relating to the manufacturing processes, or the formulation of the products, of the Company has executed and delivered to the Company an agreement or agreements, substantially in the form(s) set forth in Section 3.01(i)(ii) of the Company Disclosure Schedule, restricting such person’s right to (A) use and disclose confidential information of the Company and (B) enter into certain employment, consulting or similar contractual relationships with companies that are competitors of the Company for a specified period of time.

(j)  Compliance with Laws; Environmental Matters. (i) Except with respect to Environmental Laws, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and taxes, which are the subjects of Sections 3.01(j)(ii), 3.01(l) and 3.01(n), respectively, and except as set forth in the Filed Company SEC Documents, the Company is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to it, its properties or other assets or its business or operations (collectively, “Legal Provisions”), except for failures to be in compliance that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. The Company has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices and permits of or with all Governmental Entities (collectively, “Permits”), including all Permits under the Federal Food, Drug and Cosmetic Act of 1938, as amended (including the rules and regulations promulgated thereunder, the “FDCA”), and the regulations of the Federal Food and Drug Administration (the “FDA”) promulgated thereunder, necessary for it to own, lease or operate its properties and other assets and to carry on its business and operations as presently conducted and as currently proposed by its management to be conducted, except where the failure to have such Permits individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, except for any such default or violation that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. The consummation of the Merger, in and of itself, would not cause the revocation or cancellation of any such Permit that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any other person, in each case with respect to the Company or any of its properties or other assets under any Legal Provision, is pending or, to the Knowledge of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

(ii)  Except for those matters disclosed in the Filed Company SEC Documents: (A) the Company is, and has been, in compliance in all material respects with all Environmental Laws and has obtained and complied with all material Permits required under any Environmental Laws to own, lease or operate its properties or other assets and to carry on its business and operations as presently conducted and as currently proposed by its management to be conducted; (B) to the Knowledge of the Company, there have been no Releases or threatened Releases of Hazardous Materials in, on, under or affecting any properties currently or formerly owned, leased or operated by the Company or any of its former Subsidiaries that would require investigation or clean-up under Environmental Laws; (C) there is no material investigation, suit, claim, action or proceeding pending, or to the Knowledge of the Company, threatened against or affecting the Company or any of its former Subsidiaries relating to or arising under Environmental Laws, and the Company has not received any notice of any such investigation, suit, claim, action or proceeding; (D) neither the Company nor any of its former Subsidiaries has entered into or assumed by contract or operation of law or otherwise, any material obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws; and (E) there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any material investigation, suit, claim, action, proceeding or liability against or affecting the Company relating to or arising under Environmental Laws. The term “Environmental Laws” means all applicable Federal, state, local and foreign laws (including common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices, Permits, treaties or binding agreements issued, promulgated or entered into by any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources or endangered species, the presence, management, Release or threat of Release of, or exposure to, Hazardous Materials, or to human health and safety. The term “Hazardous Materials” means (1) petroleum products and by-products, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, medical or infectious wastes, polychlorinated biphenyls, radon gas, radioactive substances, chlorofluorocarbons and all other ozone-depleting substances or (2) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law. The term “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

(k)  Absence of Changes in Company Benefit Plans; Labor Relations. Except as disclosed in the Filed Company SEC Documents or as expressly permitted pursuant to Section 4.01(a)(i) through (xvi), since the date of the most recent audited financial statements included in the Filed Company SEC Documents, there has not been any adoption or amendment by the Company of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, “phantom” stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement, agreement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a “Commonly Controlled Entity”), in each case providing benefits to any current or former director, officer, employee or consultant of the Company or any of its former Subsidiaries (collectively, the “Company Benefit Plans”), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plans, or any change in the manner in which contributions to any Company Pension Plans are made or the basis on which such contributions are determined, other than amendments or other changes as required to ensure that such Company Benefit Plan is not then out of compliance with applicable law, or reasonably determined by the Company to be necessary or appropriate to preserve the qualified status of a Company Pension Plan under Section 401(a) of the Code. Except as disclosed in the Filed Company SEC Documents, there exist no currently binding Company Benefit Agreements. There are no collective bargaining or other labor union agreements to which the Company is a party or by which the Company is bound. As of the date hereof, none of the employees of the Company are represented by any union with respect to their employment by the Company. As of the date hereof, since January 1, 2002, the Company has not experienced any labor disputes, union organization attempts or work stoppages, slowdowns or lockouts due to labor disagreements.

(l)  ERISA Compliance. (i) Section 3.01(l)(i) of the Company Disclosure Schedule contains a complete and accurate list of each Company Benefit Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) (sometimes referred to herein as a “Company Pension Plan”), each Company Benefit Plan that is an “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) and all other Company Benefit Plans. The Company has provided to Parent complete and accurate copies of (A) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (B) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the “IRS”) with respect to each Company Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (D) each trust agreement and insurance or group annuity contract relating to any Company Benefit Plan. Each Company

Benefit Plan has been administered in all material respects in accordance with its terms. The Company and all the Company Benefit Plans are all in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions, and the terms of all collective bargaining agreements.

(ii)  All Company Pension Plans intended to be tax-qualified have received favorable determination letters from the IRS with respect to “TRA” (as defined in Section 1 of Rev. Proc. 93-39), and have timely filed with the IRS determination letter applications (or have received such a determination letter) with respect to “GUST” (as defined in Section 1 of Notice 2001-42) and the Economic Growth and Tax Relief Reconciliation Act of 2001, to the effect that such Company Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked (or, to the Knowledge of the Company, has revocation been threatened) and, to the Knowledge of the Company, no event has occurred since the date of the most recent determination letter or application therefor relating to any such Company Pension Plan that would reasonably be expected to adversely affect the qualification of such Company Pension Plan or materially increase the costs relating thereto or require security under Section 307 of ERISA. No Company Pension Plans are required to have been approved by any foreign Governmental Entity. The Company has delivered to Parent a complete and accurate copy of the most recent determination letter received prior to the date hereof with respect to each Company Pension Plan, as well as a complete and accurate copy of each pending application for a determination letter, if any. The Company has also provided to Parent a complete and accurate list of all amendments to any Company Pension Plan as to which a favorable determination letter has not yet been received.

(iii)  Neither the Company nor any Commonly Controlled Entity has (A) maintained, contributed to or been required to contribute to any Company Benefit Plan that is subject to Title IV of ERISA or (B) has any unsatisfied liability under Title IV of ERISA.

(iv)  All reports, returns and similar documents with respect to all Company Benefit Plans required to be filed with any Governmental Entity or distributed to any Company Benefit Plan participant have been duly and timely filed or distributed in all material respects. The Company has not received notice of, and to the Knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan or asserting any rights or claims to benefits under any Company Benefit Plan that would give rise to any material liability, and, to the Knowledge of the

Company, there are not any facts that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

(v)  All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Company Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Filed Company SEC Documents. Neither any Company Pension Plan nor any single-employer plan of any Commonly Controlled Entity has an “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

(vi)  With respect to each Company Benefit Plan, (A) there has not occurred any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) in which the Company or any of its employees, or any trustee, administrator or other fiduciary of such Company Benefit Plan, or, to the Knowledge of the Company, any agent of the foregoing, has engaged that would reasonably be expected to subject the Company or any of its employees, or, to the Knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under any Company Benefit Plan, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA and (B) neither the Company nor, to the Knowledge of the Company, any trustee, administrator or other fiduciary of any Company Benefit Plan nor any agent of any of the foregoing, has engaged in any transaction or acted in a manner, or failed to act in a manner, that would reasonably be expected to subject the Company or, to the Knowledge of the Company, any trustee, administrator or other fiduciary, to any liability for breach of fiduciary duty under ERISA or any other applicable law. No Company Benefit Plan or related trust has been terminated during the last five years, nor has there been any “reportable event” (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Company Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated by this Agreement.

(vii)  Section 3.01(l)(vii) of the Company Disclosure Schedule discloses whether each Company Benefit Plan that is an employee welfare benefit plan is (A) unfunded or self-insured, (B) funded through a “welfare benefit fund”, as such term is defined in Section 419(e) of the Code, or other funding mechanism or (C) insured. Each such employee welfare benefit plan may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability (other than benefits then payable under such plan without regard to such amendment or termination) to the Company at any time after the Effective Time. The Company complies in all material respects with the applicable requirements of Section 4980B(f) of the Code, Sections 601-609 of ERISA or any similar state or local law with respect to each Company Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code or such state statute. The Company does not have any material obligations for retiree health or life insurance benefits under any Company Benefit Plan (other than for continuation coverage required under Section 4980(f) of the Code).

(viii)  None of the execution and delivery of this Agreement, the Stockholder Agreement, the obtaining of the Stockholder Approval or the consummation of the Merger or any other transaction expressly contemplated by this Agreement or the Stockholder Agreement (including as a result of any termination of employment on or following the Effective Time) will (A) entitle any current or former director, officer, employee or consultant of the Company to severance or termination pay, (B) accelerate the time of payment or vesting, or trigger any payment or funding (through a grantor trust or otherwise) of, compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Company Benefit Plan or Company Benefit Agreement or (C) result in any breach or violation of, or a default under, any Company Benefit Plan or Company Benefit Agreement. The total amount of all severance payments and the fair market value of all non-cash benefits (other than Company Stock Options) that may become payable or provided to any director, officer, employee or consultant of the Company under agreements described in clause (2) of the definition of the Company Benefit Agreements contained in Section 3.01(g)(iv)(C) (assuming for such purpose that such individuals’ employment were terminated immediately following the Effective Time as if the Effective Time were the date listed in Section 3.01(l)(viii) of the Company Disclosure Schedule) will not exceed the amount set forth in Section 3.01(l)(viii) of the Company Disclosure Schedule.

(ix)   The Company does not have any material liability or obligations, including under or on account of a Company Benefit Plan, arising out of the hiring of persons to provide services to the Company and treating such persons as consultants or independent contractors and not as employees of the Company.

           (x)  No deduction by the Company in respect of any “applicable employee remuneration” (within the meaning of Section 162(m) of the Code) has been disallowed or is subject to disallowance by reason of Section 162(m) of the Code.

(m)  No Excess Parachute Payments. Other than payments or benefits that may be made to the persons listed in Section 3.01(m) of the Company Disclosure Schedule (“Primary Company Executives”), no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the execution and delivery of this Agreement, the Stockholder Agreement, the obtaining of the Stockholder

Approval, the consummation of the Merger or any other transaction contemplated by this Agreement or the Stockholder Agreement (including as a result of termination of employment on or following the Effective Time) by or for the benefit of any director, officer, employee or consultant of the Company or any of its Affiliates who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any Company Benefit Plan, Company Benefit Agreement or otherwise would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code), and no disqualified individual is entitled to receive any additional payment from the Company, the Surviving Corporation or any other person in the event that the excise tax required by Section 4999(a) of the Code is imposed on such disqualified individual (a “Parachute Gross Up Payment”). Section 3.01(m) of the Company Disclosure Schedule sets forth, calculated as of the date of this Agreement, (i) the “base amount” (as such term is defined in Section 280G(b)(3) of the Code) for each Primary Company Executive and each other disqualified individual (defined as set forth above) whose Company Stock Options will vest pursuant to their terms in connection with the execution and delivery of this Agreement, the Stockholder Agreement, the obtaining of the Stockholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement or the Stockholder Agreement (including as a result of any termination of employment on or following the Effective Time) and (ii) the estimated maximum amount of “parachute payments” as defined in Section 280G of the Code that could be paid or provided to each Primary Company Executive as a result of the execution and delivery of this Agreement, the Stockholder Agreement, the obtaining of the Stockholder Approval, the consummation of the Merger or any other transaction contemplated by this Agreement or the Stockholder Agreement (including as a result of any termination of employment on or following the Effective Time).

(n)  Taxes. (i) Each of the Company, its Subsidiaries and each Company Consolidated Group has filed or has caused to be filed in a timely manner (within any applicable extension period) all tax returns required to be filed with any taxing authority pursuant to the Code (and any applicable U.S. Treasury regulations) or applicable state, local or foreign tax laws. All such tax returns are complete and accurate in all material respects and have been prepared in substantial compliance with all applicable laws and regulations. Each of the Company, its Subsidiaries and each Company Consolidated Group has paid or caused to be paid (or the Company has paid on its behalf) all taxes due and owing, and the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve (determined in accordance with GAAP) (excluding any reserves for deferred taxes established to reflect timing differences between book and tax income) for all taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

(ii)  No tax return of the Company or any of its Subsidiaries or any Company Consolidated Group is or has ever been under audit or examination by any taxing authority, and no notice of such an audit or examination has been received by the Company or any of its Subsidiaries or any Company Consolidated Group. There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any material amount of taxes due and owing by the Company or any of its Subsidiaries or any Company Consolidated Group. Each deficiency resulting from any completed audit or examination relating to taxes by any taxing authority has been timely paid or is being contested in good faith and has been reserved for on the books of the Company. No issues relating to any material amount of taxes were raised by the relevant taxing authority in any completed audit or examination that could reasonably be expected to recur in a later taxable period. The relevant statute of limitation is closed with respect to Federal, state, local and foreign income tax returns of the Company for all years through 2000. There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes of the Company or its Subsidiaries or any Company Consolidated Group, nor has any request been made for any such extension, and no power of attorney (other than powers of attorney authorizing employees of the Company to act on behalf of the Company) with respect to any taxes has been executed or filed with any taxing authority.

(iii)  The Company will not be required to include in a taxable period ending after the Effective Time taxable income attributable to income that accrued (for purposes of the financial statements of the Company included in the Filed Company SEC Documents) in a prior taxable period (or portion of a taxable period) but was not recognized for tax purposes in any prior taxable period as a result of (A) the installment method of accounting, (B) the completed contract method of accounting, (C) the long-term contract method of accounting, (D) the cash method of accounting or Section 481 of the Code or (E) any comparable provisions of state or local tax law, domestic or foreign, or for any other reason, other than any amounts that are specifically reflected in a reserve for taxes on the financial statements of the Company included in the Filed Company SEC Documents.

(iv)  The Company and its Subsidiaries have complied with all applicable statutes, laws, ordinances, rules and regulations relating to the payment and withholding of any material amount of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code and similar provisions under any Federal, state, local or foreign tax laws) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all material amounts required to be so withheld and paid over under applicable laws.

(v)  Within the two-year period ending on the Closing Date, none of the Company or any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” as such terms are defined in Section 355 of the Code in a distribution of stock outside of the affiliated group of which the Company is the common parent qualifying or intended to qualify for tax-free treatment (in whole or in part) under Section 355(a) or 361 of the Code.

(vi)  The Company has not filed a consent under Section 341 of the Code concerning collapsible corporations.

(vii)  Neither the Company nor any of its Subsidiaries joins or has joined, for any taxable period in the filing of any affiliated, aggregate, consolidated, combined or unitary tax return, other than tax returns for the affiliated, aggregate, consolidated, combined or unitary group of which the Company is the common parent.

(viii)  No written claim has ever been made by any authority in a jurisdiction where any of the Company or its Subsidiaries does not file a tax return that it is, or may be, subject to a material amount of tax by that jurisdiction.

(ix)  The Company is not a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

(x)  No “ownership change” (as described in Section 382(g) of the Code) has occurred or will occur prior to the Effective Time that would have the effect of limiting the use of “pre-change tax losses” (as described in Section 382(d) of the Code) of the Company following the Effective Time.

(xi)  Neither the Company nor any of its Subsidiaries has entered into any “listed transaction” (as defined in Treasury Regulation Section 1.6011-4(b)(2)) during the five years prior to the date of this Agreement.

(xii)  No taxing authority has asserted any material liens for taxes with respect to any assets or properties of the Company or its Subsidiaries, except for statutory liens for taxes not yet due and payable.

(xiii)  The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(xiv)  As used in this Agreement (A) “tax” or “taxes” shall include (whether disputed or not) all (x) Federal, state, local and foreign income, property, sales, use, excise, withholding, payroll, employment, social security, capital gain, alternative minimum, transfer and other taxes and similar governmental charges, including any interest, penalties and additions with respect thereto, (y) liability for the payment of any amounts of the type described in clause (x) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y); (B) “Company Consolidated Group” means any affiliated group within the meaning of Section 1504(a) of the Code, or any other similar state, local or foreign law, in which the Company (or any Subsidiary of the Company) is or has ever been a member or any group of corporations with which the Company files, has filed or is or was required to file an affiliated, consolidated, combined, unitary or aggregate tax return; (C) “taxing authority” means any Federal, state, local or foreign government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority; and (D) “tax return” or “tax returns” means all returns, declarations of estimated tax payments, reports, estimates, information returns and statements, including any related or supporting information with respect to any of foregoing, filed or to be filed with any taxing authority in connection with the determination, assessment, collection or administration of any taxes.

(o)  Title to Properties. (i) The Company does not own any real property. The Company has good and valid title to or valid leasehold or sublease interests or other comparable contract rights in or relating to all of its real properties and other tangible assets necessary for the conduct of its business as currently conducted and as currently proposed by its management to be conducted, except as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate have not materially interfered with, and would not reasonably be expected to materially interfere with, its ability to conduct its business as presently conducted and as currently proposed by its management to be conducted. All such properties and other assets, other than properties and other assets in which the Company has a leasehold or sublease interest or other comparable contract right, are free and clear of all Liens, except for Liens that individually or in the aggregate have not materially interfered with, and would not reasonably be expected to materially interfere with, the ability of the Company to conduct its business as presently conducted and as currently proposed by its management to be conducted.

(ii)  The Company has complied with the terms of all leases or subleases to which it is a party and under which it is in occupancy, and all leases to which the Company is a party and under which it is in occupancy are in full force and effect, except for such noncompliance or failure to be in full force and effect that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. The Company is in possession of the properties or assets purported to be leased under all its material leases. The

Company has not received any written notice of any event or occurrence that has resulted or could result (with or without the giving of notice, the lapse of time or both) in a default with respect to any material lease or sublease to which it is a party.

(p)  Intellectual Property. (i) Subject to Sections 3.01(p)(ii) and 3.01(p)(v), the Company owns, or is validly licensed or otherwise has the right to use (without any obligation to make any fixed or contingent payments, including royalty payments), all patents, patent applications, trademarks, trademark rights, trade names, trade name rights, domain names, service marks, service mark rights, copyrights, software, technical know-how and other proprietary intellectual property rights and computer programs (collectively, “Intellectual Property Rights”) which are material to the conduct of the business of the Company, in each case free and clear of all Liens. The Company has the legal power to convey the rights granted to it under any license for any Intellectual Property Right taken by the Company. The Company is not subject to any contractual, legal or other restriction on the use of any Intellectual Property Rights which are owned by or licensed to the Company.

(ii)  To the Knowledge of the Company, the Company has not infringed and is not infringing (including with respect to the manufacture, use or sale by the Company of its commercial products or of its Intellectual Property Rights) the valid rights of any person with regard to any Intellectual Property Right which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, no person or persons has infringed or are infringing the rights of the Company with respect to any Intellectual Property Right in a manner which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect.

(iii)  No claims are pending or, to the Knowledge of the Company, threatened with regard to the ownership or licensing by the Company of any of its Intellectual Property Rights which individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect.

(iv)  Section 3.01(p)(iv) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all patents and applications therefor, registered trademarks and applications therefor, domain name registrations (if any) and copyright registrations (if any), that, in each case, are owned by or licensed to the Company. All patents and patent applications required to be listed in Section 3.01(p)(iv) of the Company Disclosure Schedule are either (a) owned by, or are subject to an obligation of assignment to, the Company free and clear of all Liens or (b) licensed to the Company free and clear (to the Knowledge of the Company) of all Liens. The patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule that are owned by the Company are (and such applications that are licensed to the Company are to the Company’s Knowledge) pending and have not been abandoned, and have been and continue to be timely prosecuted. All patents, registered trademarks and applications therefor owned by the Company have been (and all such patents, registered trademarks and applications licensed to the Company have been to the Company’s Knowledge) duly registered and/or filed with or issued by each appropriate Governmental Entity in the jurisdiction indicated in Section 3.01(p)(iv) of the Company Disclosure Schedule, all necessary affidavits of continuing use have been (or, with respect to licenses, to the Company’s Knowledge, have been) timely filed, and all necessary maintenance fees have been (or, with respect to licenses, to the Company’s Knowledge have been) timely paid to continue all such rights in effect. None of the patents listed in Section 3.01(p)(iv) of the Company Disclosure Schedule that are owned by the Company has (and no such patents that are licensed to the Company has to the Company’s Knowledge) expired or been declared invalid, in whole or in part, by any Governmental Entity. There are no ongoing interferences, oppositions, reissues, reexaminations or other proceedings involving any of the patents or patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule and owned by the Company (or to the Company’s Knowledge, licensed to the Company), including ex parte and post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar administrative agency, other than as have not had or would not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, there are no published patents, patent applications, articles or other prior art references that could adversely affect the validity of any patent listed in Section 3.01(p)(iv) of the Company Disclosure Schedule in a material way. To the Knowledge of the Company, each of the patents and patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule that are owned by the Company properly identifies (and to the Knowledge of the Company such patents and applications licensed to the Company properly identify) each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such patent is issued or such patent application is pending. Each inventor named on the patents and patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule that are owned by the Company has executed (and such inventors named on such patents and applications licensed to the Company to the Company’s Knowledge have executed) an agreement assigning his, her or its entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the Company, or in the case of licensed Patents, to the appropriate owners. To the Knowledge of the Company, no such inventor has any contractual or other obligation that would preclude any such assignment or otherwise conflict with the obligations of such inventor to the Company under such agreement with the Company.

(v)  Section 3.01(p)(v) of the Company Disclosure Schedule sets forth a complete and accurate list of all options, rights, licenses or interests of any kind relating to Intellectual Property Rights granted (i) to the Company (other than software licenses for generally available software and except pursuant to employee proprietary inventions agreements (or similar employee agreements), non-disclosure agreements and consulting agreements entered into by the Company in the ordinary course of business), or (ii) by the Company to any other person. All obligations for payment of monies by the Company in connection with such options, rights, licenses or interests have been satisfied in a timely manner.

(vi)  The Company and its Affiliates have used reasonable efforts and taken all commercially necessary steps to maintain their trade secrets in confidence, including the development of a policy for the protection of intellectual property and periodic training for all employees of the Company on the implementation of such policy; requiring all employees of the Company to execute confidentiality agreements with respect to intellectual property developed for or obtained from the Company; making reasonable efforts to advise employees of the Company that were voluntarily or involuntarily severed from the Company of their continuing obligation to maintain such trade secrets in confidence; and entering into licenses and Contracts that generally require licensees, contractors and other third persons with access to such trade secrets to keep such trade secrets confidential (which licenses and Contracts will be enforceable to the extent sufficient to fully exploit all such trade secrets).

(vii)  The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon, any Intellectual Property Right. Section 3.01(p)(vii) of the Company Disclosure Schedule sets forth, as of the date hereof, all Contracts under which the Company is obligated to make payments to third parties for use of any Intellectual Property Rights with respect to the commercialization of any products that are, as of the date hereof, being sold, manufactured by or under development by the Company.

(q)  Voting Requirements. The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock at the Stockholders’ Meeting or any adjournment or postponement thereof to adopt this Agreement (the “Stockholder Approval”) is the only vote of the holders of any class or series of capital stock of the Company necessary to adopt this Agreement and approve the transactions contemplated hereby.

(r)  State Takeover Statutes; Company Certificate Provisions. The Board of Directors of the Company has unanimously approved the terms of this Agreement and the Stockholder Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, and such approval represents all the actions necessary to render inapplicable to this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, the restrictions on (i) “business combinations” set forth in Section 203 of the DGCL and (ii) “Fundamental Transactions” set forth in Section 9 of the Company Certificate, in each case to the extent such restrictions would otherwise be applicable to this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement. No other state takeover statute or similar statute or regulation applies to this Agreement, the Stockholder Agreement, the Merger or the other transactions contemplated by this Agreement or the Stockholder Agreement.

(s)  Brokers and Other Advisors. No broker, investment banker, financial advisor or other person (other than UBS Securities LLC (“UBS”)), the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent complete and accurate copies of all Contracts under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of all accountants, brokers, financial advisors (including UBS), legal counsel (including Morgan, Lewis & Bockius LLP and Hutchinson & Mason), financial printers and other persons retained by the Company in connection with this Agreement or the Stockholder Agreement or the transactions contemplated hereby or thereby incurred or to be incurred by the Company will not exceed the amount set forth in Section 3.01(s) of the Company Disclosure Schedule.

(t)  Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of UBS to the effect that, as of the date of such opinion, the Merger Consideration is fair, from a financial point of view, to the holders of shares of Company Common Stock (other than the Principal Stockholders). A signed copy of the written opinion of UBS will promptly be delivered to Parent solely for informational purposes after receipt thereof by the Company.

(u)  Development, Distribution, Marketing, Supply and Manufacturing Agreements. (i) Section 3.01(u) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all Contracts to which the Company is a party relating to (x) research, development, distribution, sale, supply, license, marketing or manufacturing and (y) the distribution, in each case, by third parties of any product (including any product under development) of the Company or any product (including any product under development) or patent or other Intellectual Property Right licensed by the Company. The Company has made available to Parent a complete (except to the extent redacted) and accurate copy of each such Contract.

(ii)  None of the Contracts to which the Company is a party relating to the research, development, distribution, sale, supply, license, marketing or manufacturing by third parties of any product (including any product under development) of the Company or any product (including any product under development), patent or other Intellectual Property Right licensed by the Company grants or obligates the Company to grant an exclusive right (or, in the case of any product that has not been approved for commercial sale in the United States, any right) to such third party for the research, development, distribution, sale, supply, license, marketing or manufacturing of any such product, patent or other Intellectual Property Right.

(v)  Regulatory Compliance. (i) As to each product subject to the FDCA or similar Legal Provisions in any foreign jurisdiction that is or has been developed, manufactured, tested, distributed or marketed by the Company (each such product, a “Medical Device”, a “Biologic” or a “Drug”, as the case may be), each such Medical Device, Biologic or Drug is being developed, manufactured, tested, distributed and/or marketed in compliance with all applicable requirements under the FDCA and similar Legal Provisions, including those relating to investigational use, premarket clearance or marketing approval to market a Medical Device, and applications or abbreviated applications to market a new Biologic or a new Drug, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security, except for failures in compliance that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. The Company has not received any material notice or other material communication from the FDA or any other Governmental Entity (A) contesting the premarket clearance or approval of, the uses of or the labeling and promotion of any products of the Company or (B) otherwise alleging any violation applicable to any Medical Device, Biologic or Drug by the Company of any Legal Provision.

(ii)  No Medical Device, Biologic or Drug has been recalled, withdrawn, suspended or discontinued by the Company in the United States or outside the United States (whether voluntarily or otherwise). No proceedings in the United States or outside of the United States of which the Company has Knowledge (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Medical Device, Biologic or Drug are pending against the Company nor have any such proceedings been pending at any prior time.

(iii)  As to each Medical Device, Biologic or Drug of the Company for which a premarket notification submission under Section 510(k) of the FDCA, premarket approval application, biological license application, new drug application, investigational new drug application or similar state or foreign regulatory application has been cleared or approved, the Company is in compliance with 21 U.S.C. §§ 355, 360 and 360e, and 42 U.S.C. § 262 and 21 C.F.R. Parts 312, 314, 600, and 601, 807, 812, 814 et seq., as applicable, and similar Legal Provisions and all terms and conditions of such applications, except for any such failure or failures to be in compliance which individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect. As to each such Medical Device, Biologic or Drug of the Company, the Company and the officers, employees or agents of the Company, have included in the application for such Medical Device, Biologic or Drug of the Company, where required, the certification described in 21 U.S.C. § 335a(k)(1) or any similar Legal Provision and the list described in 21 U.S.C. § 335a(k)(2) or any similar Legal Provision, and each such certification and list was true, complete and correct in all material respects when made. In addition, the Company is in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. § 360, 42 U.S.C. § 262 and 21 C.F.R. Part 207, 601 and 807 and all similar Legal Provisions.

(iv)  No article of any Medical Device, Biologic or Drug manufactured and/or distributed by the Company is (A) adulterated within the meaning of 21 U.S.C. § 351 (or similar Legal Provisions), (B) misbranded within the meaning of 21 U.S.C. § 352 (or similar Legal Provisions) or (C) a product that is in violation of 21 U.S.C. §§ 355, 360, 360e and 42 U.S.C. § 262 (or similar Legal Provisions), except for failures to be in compliance with the foregoing that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect.

(v)  Neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of the Company has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other Governmental Entity to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. § 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. § 335a(b) or any similar Legal Provision. Neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct for which such person or entity could be excluded from participating in the federal health care programs under Section 1128 of the Social Security Act of 1935, as amended (the “Social Security Act”), or any similar Legal Provision.

(vi)  The Company has not received any written notice that the FDA or any other Governmental Entity has (a) commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any Medical Device, Biologic or Drug, (b) commenced, or threatened to initiate, any action to enjoin production of any Medical Device, Biologic or Drug or (c) commenced, or threatened to initiate, any action to enjoin the production of any Medical Device, Biologic or Drug produced at any facility where any Medical Device, Biologic or Drug is manufactured, tested or packaged, except for any such action that individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect.

(vii)  To the Knowledge of the Company, there are no facts, circumstances or conditions that would reasonably be expected to form the basis for any investigation, suit, claim, action or proceeding against or affecting the Company relating to or arising under (a) the FDCA, (b) the Public Health Service Act of 1944 or (c) the Social Security Act or regulations of the Office of the Inspector General of the Department of Health and Human Services.

    (w)  Insurance. Section 3.01(w) of the Company Disclosure Schedule contains a complete and accurate list of all policies of fire, liability, workers’ compensation, title and other forms of insurance owned, held by or applicable to the Company (or its assets or business) as of the date hereof, and the Company has heretofore made available to Parent a complete and accurate copy of all such policies, including all occurrence-based policies applicable to the Company (or its assets or business) for all periods prior to the Closing Date. All such policies (or substitute policies with substantially similar terms and underwritten by insurance carriers with substantially similar or higher ratings) are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy except for such policies, premiums, cancellations or terminations that individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect. Such policies are sufficient, in the reasonable opinion of the Company, for compliance by the Company with (i) all requirements of applicable laws and (ii) all Contracts to which the Company is a party, and each of the Company has complied in all material respects with the provisions of each such policy under which it is an insured party. The Company has not been refused any insurance with respect to its assets or operations by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last five (5) years. There are no pending or, to the Knowledge of the Company, threatened claims under any insurance policy that individually or in the aggregate have had or would reasonably be expected to have a Material Adverse Effect.

(x)  Rights Agreement. The Company has taken all actions necessary to cause the Rights Agreement to be amended to (i) render the Rights Agreement inapplicable to this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, (ii) ensure that (x) none of Parent, Sub or any other Subsidiary of Parent is an Acquiring Person or a Principal Party (as defined in the Rights Agreement) and (y) a Distribution Date, a Triggering Event or a Stock Acquisition Date (as such terms are defined in the Rights Agreement) does not occur, in the case of clauses (x) and (y), solely by reason of the execution of this Agreement or the Stockholder Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement and the Stockholder Agreement, (iii) provide that the Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time and (iv) ensure that Section 11 or Section 13 of the Rights Agreement will not apply to the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement.

SECTION 3.02.  Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

(a)  Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each material jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary.

(b)  Authority; Noncontravention. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby do not require approval of the holders of any shares of capital stock of Parent. This Agreement has been duly executed and delivered by each of Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies. The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Parent or Sub under (x) the Restated Certificate of Incorporation or By-laws of Parent or the Certificate of Incorporation or By-laws of Sub, (y) any Contract to which Parent or Sub is a party or any of their respective properties or other assets is subject, in any way that would prevent, materially impede or materially delay the consummation by Parent of the Merger (including the payments required to be made pursuant to Article II) or the other transactions contemplated hereby or (z) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective properties or other assets or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Parent or Sub or their respective properties or other assets, and in each case, in any way that would prevent, materially impede or materially delay the consummation by Parent of the Merger (including the payments required to be made pursuant to Article II) or the other transactions contemplated hereby. No material consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act and the receipt, termination or expiration, as applicable, of approvals or waiting periods required under the HSR Act or any other applicable competition, merger control, antitrust or similar law or regulation and (2) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

(c)  Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d)  Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

(e)  Capital Resources. Parent has sufficient cash to pay the aggregate Merger Consideration.

ARTICLE IV

Covenants Relating to Conduct of Business; No Solicitation

SECTION 4.01.  Conduct of Business. (a)  Conduct of Business by the Company. During the period from the date of this Agreement to the Effective Time, except as set forth in Section 4.01(a) of the Company Disclosure Schedule or as consented to in writing in advance by Parent or as otherwise permitted by or required pursuant to this Agreement, the Company shall carry on its business in the ordinary course consistent with past practice and as currently proposed by the Company to be conducted prior to the Closing (including in respect of research, development and clinical trial activities and programs) and in compliance in all material respects with all applicable laws, rules, regulations and treaties and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers, employees and consultants and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with it with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. In addition to and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as otherwise set forth in Section 4.01(a) of the Company Disclosure Schedule or as otherwise permitted by or required pursuant to this Agreement, the Company shall not without Parent’s prior written consent:

(i)  (w) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its capital stock, (x) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for purchases, redemptions or other acquisitions of capital stock or other securities required under the terms of any plans, arrangements or Contracts existing on the date hereof between the Company and any director or employee of the Company (to the extent complete and accurate copies of such plans, arrangements or Contracts have been heretofore delivered to Parent) or (z) form a Subsidiary;

(ii)  issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units, including pursuant to Contracts as in effect on the date hereof (other than (x) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date hereof in accordance with their terms on the date hereof and (y) the issuance of the Rights and capital stock pursuant to the terms of the Rights Agreement);

(iii)  amend the Company Certificate or the Company By-laws, except as may be required by law or the rules and regulations of the SEC or The Nasdaq Stock Market, Inc.;

(iv)  directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person or (y) any asset or assets that, individually, has a purchase price in excess of $25,000 or, in the aggregate, have a purchase price in excess of $250,000, except for new capital expenditures, which shall be subject to the limitations of clause (vii) below, and except for purchases of components, raw materials or supplies in the ordinary course of business consistent with past practice;

(v)  (x) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), except for sales of inventory and used equipment in the ordinary course of business consistent with past practice; or (y) enter into, modify or amend any lease of property, except for modifications or amendments that are not materially adverse to the Company;

(vi)  (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any “keep well” or other Contract to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to employees in respect of travel expenses in the ordinary course of business consistent with past practice;

(vii)  make any new capital expenditure or expenditures which, in the aggregate, are in excess of $250,000;

(viii)  except as required by law or any judgment, (v) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent financial statements (or, if applicable, the notes thereto) of the Company included in the Filed Company SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (w) cancel any indebtedness, (x) waive or assign any claims or rights of substantial value or (y) waive any benefits of, or agree to modify in any respect, or, subject to the terms hereof, fail to enforce, or consent to any matter with respect to which consent is required under, any standstill or similar Contract to which the Company is a party or (z) waive any material benefits of, or agree to modify in any material respect, or, subject to the terms hereof, fail to enforce in any material respect, or consent to any matter with respect to which consent is required under, any material confidentiality or similar Contract to which the Company is a party;

(ix)  (x) enter into or negotiate any Contracts relating to the research, clinical trial, development, distribution, sale, supply, license, marketing, co-promotion or manufacturing by third parties of products (including products under development) of the Company or products (including products under development) licensed by the Company, or the Intellectual Property Rights of the Company; or (y) initiate, launch or commence any sale, marketing, distribution, co-promotion or any similar activity with respect to any new product (including products under development) in or outside the United States;

(x)  enter into, modify, amend or terminate any Contract or waive, release or assign any material rights or claims thereunder, which if so entered into, modified, amended, terminated, waived, released or assigned would reasonably be expected to (A) adversely affect in any material respect the Company, (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (C) prevent or materially delay the consummation of the transactions contemplated by this Agreement;

(xi)  enter into any Contract to the extent consummation of the transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement would reasonably be expected to conflict with, or result in a violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of the Company, or require Parent to license or transfer any of its Intellectual Property Rights or other material assets under, or give rise to any increased, additional, accelerated, or guaranteed right or entitlements of any third party under, or result in any material alteration of, any provision of such Contract;

(xii)  enter into any Contract containing any restriction on the ability of the Company or any of its Affiliates to assign its rights, interests or obligations thereunder, unless such restriction expressly excludes any assignment to Parent or any of its Affiliates in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement;

(xiii)  sell, transfer or license to any person or otherwise extend, amend or modify any rights to the Intellectual Property Rights of the Company;

(xiv)  except as otherwise contemplated by this Agreement or as required to ensure that any Company Benefit Plan or Company Benefit Agreement is not then out of compliance with applicable law or to comply with any Contract or Company Benefit Agreement entered into prior to the date hereof, (A) adopt, enter into, terminate or amend (I) any collective bargaining agreement or Company Benefit Plan or (II) any Company Benefit Agreement or other agreement, plan or policy involving the Company and one or more of its current or former directors, officers, employees or consultants, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus of any kind or amount whatsoever to, any current or former director, officer, employee or consultant, (C) pay any benefit or amount not required under any Company Benefit Plan or Company Benefit Agreement or any other benefit plan or arrangement of the Company as in effect on the date of this Agreement, (D) grant or pay any severance or termination pay or increase in any manner the severance or termination pay of any current or former director, officer, employee or consultant of the Company, (E) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement, Company Benefit Agreement or Company Benefit Plan (including the grant of Company Stock Options, “phantom” stock, SARs, “phantom” stock rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Company Benefit Agreements, Company Benefit Plans or agreements or awards made thereunder), (F) amend or modify any Stock Option, (G) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan or Company Benefit Agreement, (H) take any action to accelerate the vesting or payment of any compensation or benefit under any Company Benefit Plan or Company Benefit Agreement or (I) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Company Pension Plan or change the manner in which contributions to any Company Pension Plan are made or the basis on which such contributions are determined;

(xv)  except as required by GAAP, revalue any material assets of the Company or make any change in accounting methods, principles or practices; or

(xvi)  authorize any of, or commit, resolve, propose or agree to take any of, the foregoing actions.

(b)  Other Actions. The Company, Parent and Sub shall not, and shall not permit any of their respective Subsidiaries to, take any action that would, or that would reasonably be expected to, result in any of the conditions to the Merger set forth in Article VI not being satisfied.

(c)  Advice of Changes; Filings. The Company and Parent shall promptly advise the other party orally and in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of Parent, of Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it (and, in the case of Parent, of Sub) under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall, to the extent permitted by law, promptly provide the other with copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

(d)  Certain Tax Matters. (i) During the period from the date of this Agreement to the Effective Time, the Company shall (A) timely file all tax returns (“Post-Signing Returns”) required to be filed by or on behalf of each such entity; (B) timely pay all taxes due and payable that are so filed; (C) accrue a reserve in the books and records and financial statements of any such entity in accordance with past practice for all taxes payable by such entity for which no Post-Signing Return is due prior to the Effective Time; (D) promptly notify Parent of any suit, claim, action, investigation, proceeding or audit (collectively, “Actions”) that is or becomes pending against or with respect to the Company in respect of any material amount of tax and not settle or compromise any such Action without Parent’s consent; (E) not make any material tax election or settle or compromise any material tax liability, other than with Parent’s consent or other than in the ordinary course of business; and (F) cause all existing tax sharing agreements, tax indemnity obligations and similar agreements, arrangements or practices with respect to taxes to which the Company is or may be a party or by which the Company is or may otherwise be bound to be terminated as of the Closing Date so that after such date the Company shall have no further rights or liabilities thereunder. Any tax returns described in this Section 4.01(d) shall be complete and correct in all material respects and shall be prepared on a basis consistent with the past practice of the Company and in a manner that does not distort taxable income (e.g., by deferring income or accelerating deductions); provided that no Post-Signing Returns shall be filed with any taxing authority without Parent’s prior written consent.

(ii)  The Company shall deliver to Parent at or prior to the Closing a certificate, in form and substance satisfactory to Parent, duly executed and acknowledged, certifying that the payment of the Merger Consideration and any payments made in respect of the Appraisal Shares pursuant to the terms of this Agreement are exempt from withholding pursuant to the Foreign Investment in Real Property Tax Act.

SECTION 4.02.  No Solicitation. (a)  The Company shall not, nor shall it authorize or permit any of its directors, officers or employees or any investment banker,

financial advisor, attorney, accountant or other advisor, agent or representative (collectively, “Representatives”) retained by it or any of its Affiliates to, directly or indirectly through another person, (i) solicit, initiate or knowingly encourage, or take any other action designed to, or which would reasonably be expected to, facilitate, any Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company shall be a breach of this Section 4.02(a) by the Company. The Company shall immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a Superior Proposal, and which Takeover Proposal was not solicited after the date hereof and was made after the date hereof and did not otherwise result from a breach of this Section 4.02(a), the Company may, if its Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable law, and subject to compliance with Section 4.02(c), (x) furnish information with respect to the Company to the person making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement (which (A) need not restrict such person from making an unsolicited Takeover Proposal and (B) shall permit the Company to comply with Section 4.02(c)) not less restrictive of such person than the Confidentiality Agreement; provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such person, and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

The term “Takeover Proposal” means any inquiry, proposal or offer from any person relating to, or that would reasonably be expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets or businesses that constitute 15% or more of the revenues, net income or the assets of the Company, or 15% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company pursuant to which any person or the shareholders of any person would own 15% or more of any class of equity securities of the Company or of any resulting parent company of the Company, other than the transactions contemplated by this Agreement and the Stockholder Agreement.

The term “Superior Proposal” means any bona fide offer made by a third party that if consummated would result in such person (or its stockholders) owning, directly or indirectly, all or substantially all of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of the Company, which the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) to be (i) more favorable to the stockholders of the Company from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Parent in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

(b)  Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or publicly propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as a “Company Adverse Recommendation Change”) or (ii) approve or recommend, or propose to approve or recommend, or allow the Company or any of its Affiliates to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Takeover Proposal (other than a confidentiality agreement referred to in Section 4.02(a)) (an “Acquisition Agreement”). Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may make a Company Adverse Recommendation Change if the Board of Directors of the Company determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable law; provided, however, that no Company Adverse Recommendation Change may be made until after the fourth business day following Parent’s receipt of written notice (a “Notice of Adverse Recommendation”) from the Company advising Parent that the Board of Directors of the Company intends to take such action and specifying the reasons therefor, including the terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new four business day period). In determining whether to make a Company Adverse Recommendation Change, the Board of Directors of the Company shall take into account any changes to the financial terms of this

Agreement proposed by Parent in response to a Notice of Adverse Recommendation or otherwise.

(c)  In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall promptly advise Parent orally and in writing of any Takeover Proposal, the material terms and conditions of any such Takeover Proposal or inquiry (including any changes thereto) and the identity of the person making any such Takeover Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status and details (including any change to any material term thereof) of any such Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any person that describes any of the terms or conditions of any Takeover Proposal.

(d)  Nothing contained in this Section 4.02 shall prohibit the Company from (x) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or (y) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel) failure to so disclose would be inconsistent with its obligations under applicable law, including the Board of Directors’ duty of candor to the stockholders of the Company; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by Section 4.02(b).

ARTICLE V

Additional Agreements

SECTION 5.01.  Preparation of the Proxy Statement; Stockholders’ Meeting. (a)  As promptly as practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and the Company shall use its commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect thereto and to cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following the date of this Agreement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and the staff of the SEC, on the other hand. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or the staff of the SEC with respect thereto, the Company (i) shall provide Parent an opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by Parent; provided that Parent shall use commercially reasonable efforts to provide or cause to be provided its comments to the Company as promptly as reasonably practicable after the Proxy Statement is transmitted to Parent for its review.

(b)  The Company shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholders’ Meeting”) solely for the purpose of obtaining the Stockholder Approval. Subject to Sections 4.02(b) and 4.02(d), the Company shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company’s obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors’ or such committee’s approval or recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement; provided that no breach of this Section 5.01(b) shall be deemed to have occurred if the Company adjourns or postpones the Stockholders’ Meeting for a reasonable period of time, each such period of time not to exceed 10 business days, if (x) at the time of such adjournment or postponement the Board of Directors of the Company shall be prohibited by the terms of this Agreement from making a Company Adverse Recommendation Change, and the Stockholders’ Meeting is then scheduled to occur within four business days of the time of such adjournment or postponement or (y) at the time the Board of Directors announces a Company Adverse Recommendation Change, the Stockholders’ Meeting is then scheduled to occur no later than ten business days from the date of such Company Adverse Recommendation Change; provided, further, that the Company may not adjourn or postpone the Stockholders’ Meeting pursuant to this clause (ii) more than two times or for more than 15 business days in the aggregate.

SECTION 5.02.  Access to Information; Confidentiality. To the extent permitted by applicable law and except as set forth in Section 5.02 of the Company Disclosure Schedule, the Company shall afford to Parent, and to Parent’s officers, employees, accountants, counsel, financial advisors and other Representatives, reasonable access (including for the purpose of coordinating integration activities and transition planning with the employees of the Company) during normal business hours and upon reasonable prior notice to the Company during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, Contracts, personnel and records and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws, (b) a copy of each correspondence or written communication with any United States Federal or state governmental agency and (c) all other information concerning its business, properties and personnel as Parent may reasonably request. Except for disclosures expressly permitted by the terms of the Secrecy Agreement dated as of January 16, 2004, as amended from time to time, between Ethicon, Inc., a wholly owned Subsidiary of Parent, and the

Company (as it may be amended from time to time, the “Confidentiality Agreement”), Parent shall hold, and shall cause its officers, employees, accountants, counsel, financial advisors and other Representatives to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement. No investigation pursuant to this Section 5.02 or information provided or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

SECTION 5.03.  Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity and (iii) the obtaining of all necessary consents, approvals or waivers from third parties; provided that none of the Company, Parent or Sub shall be required to make any payment to any such third parties or concede anything of value to obtain such consents. In connection with and without limiting the foregoing, the Company and Parent shall duly file with the U.S. Federal Trade Commission and the Antitrust Division of the Department of Justice the notification and report form (the “HSR Filing”) required under the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable. The HSR Filing shall be in substantial compliance with the requirements of the HSR Act. Each party shall cooperate with the other party to the extent necessary to assist the other party in the preparation of its HSR Filing, to request early termination of the waiting period required by the HSR Act and, if requested, to promptly amend or furnish additional information thereunder. The Company and its Board of Directors shall (1) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Stockholder Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Stockholder Agreement and (2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Stockholder Agreement, the Merger or any of the other transactions contemplated by this Agreement or the Stockholder Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Stockholder Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement. Nothing in this Agreement shall be deemed to require Parent to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent, its Subsidiaries or the Company.

SECTION 5.04.  Company Stock Options; ESPP. (a)  As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Company Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

(i)  adjust the terms of all outstanding Company Stock Options, whether vested or unvested, as necessary to provide that the Company Stock Options will become fully exercisable and may be exercised before the Effective Time, and, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be canceled and the holder thereof shall then become entitled to receive, as soon as practicable following the Effective Time, a single lump sum cash payment equal to the product of (1) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised and (2) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option; and

(ii)  make such other changes to the Company Stock Plans as the Company and Parent may agree are appropriate to give effect to the Merger.

(b)  As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee of the Board of Directors of the Company administering the ESPP), shall adopt such resolutions or take such other actions as may be required to provide that with respect to the ESPP (i) participants may not increase their payroll deductions or purchase elections from those in effect on the date of this Agreement, (ii) no offering period shall be commenced after the date of this Agreement, (iii) each participant’s outstanding right to purchase shares of Company Common Stock under the ESPP shall terminate on the day immediately prior to the day on which the Effective Time occurs, provided that all amounts allocated to each participant’s account under the ESPP as of such date shall thereupon be used to purchase from the Company whole shares of Company Common Stock at the applicable price determined under the terms of the ESPP for the then outstanding offering periods using such date as the final purchase date for each such offering period, and (iv) the ESPP shall terminate immediately following such purchases of Company Common Stock.

(c)  All amounts payable to holders of the Company Stock Options pursuant to Section 5.04(a) shall be subject to any required withholding of Taxes and shall be paid without interest as soon as practicable following the Effective Time.

(d)  The Company shall ensure that following the Effective Time, no holder of a Company Stock Option (or former holder of a Company Stock Option) or any participant in any Company Stock Plan, Company Benefit Plan or Company Benefit Agreement shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation or any other equity interest therein (including “phantom” stock or stock appreciation rights).

SECTION 5.05.  Indemnification; Advancement of Expenses; Exculpation and Insurance. (a)  Parent shall cause the Surviving Corporation to assume the obligations with respect to all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company Certificate, the Company By-laws or any indemnification Contract between such directors or officers and the Company (in each case, as in effect on the date hereof), without further action, as of the Effective Time and such obligations shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b)  In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and other assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this Section 5.05.

(c)  For six years after the Effective Time, Parent shall maintain (directly or indirectly through the Company’s existing insurance programs) in effect the Company’s current directors’ and officers’ liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by the Company’s directors’ and officers’ liability insurance policy (a complete and accurate copy of which has been heretofore delivered to Parent), on terms with respect to such coverage and amounts no less favorable than those of such policy in effect on the date hereof; provided, however, that Parent may (i) substitute therefor policies of Parent containing terms with respect to coverage (including as coverage relates to deductibles and exclusions) and amounts no less favorable to such directors and officers or (ii) request that the Company obtain such extended reporting period coverage under its existing insurance programs (to be effective as of the Effective Time); provided further, however, that in satisfying its obligation under this Section 5.05(c), neither the Company nor Parent shall be obligated to pay more than $1,000,000 in the aggregate to obtain such coverage. It is understood and agreed that in the event such coverage cannot be obtained for $1,000,000 or less in the aggregate, Parent shall be obligated to provide such coverage as may be obtained for such $1,000,000 aggregate amount.

(d)  The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

SECTION 5.06.  Fees and Expenses. (a)  Except as provided in paragraph (b) of this Section 5.06 or as set forth in Section 5.06 of the Company Disclosure Schedule, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b)  In the event that (i) this Agreement is terminated by Parent pursuant to Section 7.01(e) or (ii) (A) prior to the obtaining of the Stockholder Approval, a Takeover Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal, (B) thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.01(b)(i) (but only if a vote to obtain the Stockholder Approval or the Stockholders’ Meeting has not been held) or Section 7.01(b)(iii) and (C) within 12 months after such termination, the Company enters into a definitive Contract to consummate, or consummates, the transactions contemplated by any Takeover Proposal, then the Company shall pay Parent a fee equal to $12,627,000 (the “Termination Fee”) by wire transfer of same-day funds on the first business day following (x) in the case of a payment required by clause (i) above, the date of termination of this Agreement and (y) in the case of a payment required by clause (ii) above, the date of the first to occur of the events referred to in clause (ii)(C).

(c)  The Company and Parent acknowledge and agree that the agreements contained in Section 5.06(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to Section 5.06(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

SECTION 5.07.  Public Announcements. Except with respect to any Company Adverse Recommendation Change made in accordance with the terms of this Agreement, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that all formal Company employee communication programs or announcements with respect to the transactions contemplated by this Agreement shall be in the forms mutually agreed to by the parties (such agreement not to be unreasonably withheld or delayed). The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

SECTION 5.08.  Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or the Stockholder Agreement, and no such settlement shall be agreed to without Parent’s prior written consent.

SECTION 5.09.  Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.01(x)) reasonably requested by Parent in order to render the Rights issued pursuant to the Rights Agreement inapplicable to the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, the Board of Directors of the Company shall not, without the prior written consent of Parent, (a) amend the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate a Takeover Proposal.

SECTION 5.10.  Employee Matters. (a)  From the Effective Time through December 31, 2005, the employees of the Company who remain in the employment of the Surviving Corporation (the “Continuing Employees”) shall receive employee benefits that are substantially comparable in the aggregate to the employee benefits provided to the employees of the Company immediately prior to the Effective Time; provided that neither Parent nor the Surviving Corporation nor any of their Subsidiaries shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements; provided, further, that no plans or arrangements of the Company providing for such issuance shall be taken into account in determining whether employee benefits are substantially comparable in the aggregate.

(b)  Parent shall cause the Surviving Corporation to recognize the service of each Continuing Employee as if such service had been performed with Parent (i) for purposes of vesting (but not benefit accrual) under Parent’s defined benefit pension plan, (ii) for purposes of eligibility for vacation under Parent’s vacation program, (iii) for purposes of eligibility and participation under any health or welfare plan maintained by Parent (other than any post-employment health or post-employment welfare plan) and (iv) unless covered under another arrangement with or of the Company, for benefit accrual purposes under Parent’s severance plan (in the case of each of clauses (i), (ii), (iii) and (iv), solely to the extent that Parent makes such plan or program available to employees of the Surviving Corporation), but not for purposes of any other employee benefit plan of Parent.

(c)  Nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person.

(d)  With respect to any welfare plan maintained by Parent in which Continuing Employees are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions and exclusions with respect to participation and coverage requirements applicable to such employees to the extent such conditions and exclusions were satisfied or did not apply to such employees under the welfare plans of the Company prior to the Effective Time and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

SECTION 5.11.  Stockholder Agreement Legend. The Company will inscribe upon any Certificate representing Subject Shares that may be tendered by a Stockholder (as such terms are defined in the Stockholder Agreement) to the Company for such purpose the following legend: “THE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF CLOSURE MEDICAL CORPORATION REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF MARCH 3, 2005, AND ARE SUBJECT TO THE TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF CLOSURE MEDICAL CORPORATION”.

SECTION 5.12.  Certain Other Actions. The Company shall take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to accomplish the items set forth in Section 5.12 of the Company Disclosure Schedule.

ARTICLE VI

Conditions Precedent

SECTION 6.01.  Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or (to the extent permitted by law) waiver on or prior to the Closing Date of the following conditions:

(a)  Stockholder Approval. The Stockholder Approval shall have been obtained.

       (b)       HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

(c)  No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, “Restraints”) shall be in effect (i) preventing the consummation of the Merger or (ii) which otherwise has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 6.02.  Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or (to the extent permitted by law) waiver by Parent on or prior to the Closing Date of the following conditions:

(a)  Representations and Warranties. The representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(b)  Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c)  No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity or by any other person having a reasonable likelihood of prevailing in a manner contemplated in clauses (i), (ii) or (iii) below, (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any other transaction contemplated by this Agreement, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent, Sub or any other Affiliate of Parent or seeking to obtain from the Company, Parent, Sub or any other Affiliate of Parent any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of its Subsidiaries of any portion of any business or of any assets of the Company, Parent or any of its Subsidiaries, or to compel the Company, Parent or any of its Subsidiaries to divest or hold separate any portion of any business or of any assets of the Company, Parent or any of its Subsidiaries, as a result of the Merger, (iii) seeking to prohibit Parent or any of its Affiliates from effectively controlling in any material respect the business or operations of the Company or (iv) otherwise having, or being reasonably expected to have, a Material Adverse Effect.

(d)  Restraints. No Restraint that would reasonably be expected to result, directly or indirectly, in any of the effects referred to in clauses (i) through (iv) of paragraph (c) of this Section 6.02 shall be in effect.

SECTION 6.03.  Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by law) waiver by the Company on or prior to the Closing Date of the following conditions:

(a)  Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

(b)  Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

SECTION 6.04.  Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03.

ARTICLE VII

Termination, Amendment and Waiver

SECTION 7.01.  Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

(a)  by mutual written consent of Parent, Sub and the Company;

(b)  by either Parent or the Company:

(i)  if the Merger shall not have been consummated on or before August 15, 2005; provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose breach of a representation or warranty in this Agreement or whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

(ii)  if any Restraint having any of the effects set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; or

(iii)  if the Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(c)  by Parent (i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) and (B) is incapable of being cured by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent or (ii) if any Restraint having the effects referred to in clauses (i) through (iv) of Section 6.02(c) shall be in effect and shall have become final and nonappealable;

(d)  by the Company, if Parent shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or 6.03(b) and (B) is incapable of being cured by Parent within 30 calendar days following receipt of written notice of such breach or failure to perform from the Company; or

(e)  by Parent, in the event that prior to the obtaining of the Stockholder Approval (i) a Company Adverse Recommendation Change shall have occurred or (ii) the Board of Directors of the Company fails publicly to reaffirm its recommendation of this Agreement, the Merger or the other transactions contemplated by this Agreement within ten business days of receipt of a written request by Parent to provide such reaffirmation following a Takeover Proposal.

SECTION 7.02.  Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company under this Agreement, other than the provisions of

Section 3.01(s), the penultimate sentence of Section 5.02, Section 5.06, this Section 7.02 and Article VIII, which provisions shall survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

SECTION 7.03.  Amendment. This Agreement may be amended by the parties hereto at any time before or after receipt of the Stockholder Approval; provided, however, that after such approval has been obtained, there shall be made no amendment that by law requires further approval by the stockholders of the Company without such approval having been obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 7.04.  Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) to the extent permitted by law, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso to the first sentence of Section 7.03 and to the extent permitted by law, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

SECTION 7.05.  Procedure for Termination or Amendment. A termination of this Agreement pursuant to Section 7.01 or an amendment of this Agreement pursuant to Section 7.03 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors or, with respect to any amendment of this Agreement pursuant to Section 7.03, the duly authorized committee of its Board of Directors to the extent permitted by law.

ARTICLE VIII

General Provisions

SECTION 8.01.  Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

SECTION 8.02.  Notices. Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to Parent or Sub, to:

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

Telecopy No.: (732) 524-2788
Attention: Office of General Counsel

with a copy to:

Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019

Telecopy No.: (212) 474-3700
Attention: Robert I. Townsend, III, Esq.

if to the Company, to:

Closure Medical Corporation
5250 Greens Dairy Road
Raleigh, NC 27616

Telecopy No.: Daniel A. Pelak
Attention: President and CEO
with a copy to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103

Telecopy No.: (215) 963-5001
Attention: Timothy Maxwell, Esq.

SECTION 8.03.  Definitions. For purposes of this Agreement:

(a)  an “Affiliate” of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

(b)  “Knowledge” of any person that is not an individual means, with respect to any matter in question, the actual knowledge of such person’s executive officers after making due inquiry of the other executives and managers having primary responsibility for such matter;

(c)  “Material Adverse Change” or “Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development which individually or in the aggregate would reasonably be expected to result in any change or effect, that (i) is materially adverse to the business, financial condition, properties, assets, liabilities (contingent or otherwise), results of operations or prospects of the Company or (ii) would reasonably be expected to prevent or materially impede, interfere with, hinder or delay the consummation by the Company of the Merger or the other transactions contemplated by this Agreement; provided that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect or a Material Adverse Change: (A) any change relating to the United States economy or securities markets in general, (B) any adverse change, effect, event, occurrence, state of facts or development reasonably attributable to conditions affecting the industry in which the Company participates (other than as may arise or result from regulatory action by a Governmental Entity), so long as the effects do not disproportionately impact the Company and (C) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect or Material Adverse Change);

(d)  “person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

(e)  a “Subsidiary” of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

SECTION 8.04.  Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to “this Agreement” shall include the Company Disclosure Schedule. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract or statute defined or referred to herein or in any Contract that is referred to herein means such Contract or statute as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

SECTION 8.05.  Consents and Approvals. For any matter under this Agreement requiring the consent or approval of any party to be valid and binding on the parties hereto, such consent or approval must be in writing.

SECTION 8.06.  Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Each party need not sign the same counterpart.

SECTION 8.07.  Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Stockholder Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Stockholder Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II and Section 5.05, are not intended to and do not confer upon any person other than the parties any legal or equitable rights or remedies.

SECTION 8.08.  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

SECTION 8.09.  Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any assignment without such consent shall be null and void, except that Parent or Sub, upon prior written notice to the Company, may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement (a) in the case of Parent, to any direct or indirect wholly owned Subsidiary of Parent and (b) in the case of Sub, to Parent or to any direct or indirect wholly owned Subsidiary of Parent, but no such assignment shall relieve Parent or Sub, as applicable, of any of its obligations hereunder; provided that any such assignee of Parent or

Sub, as applicable, shall be primarily liable with respect to the obligations hereunder and the liability of Parent or Sub, as applicable, shall be secondary. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 8.10.  Specific Enforcement; Consent to Jurisdiction. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

SECTION 8.11.  Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 8.11.

SECTION 8.12.  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

JOHNSON & JOHNSON,

by  /s/ John A. Papa
Name: John A. Papa
Title:   Treasurer

HOLDEN MERGER SUB, INC.,

by  /s/ Richard S. Dakers
Name: Richard S. Dakers
Title:   President

CLOSURE MEDICAL CORPORATION,

by  /s/ Daniel A. Pelak
Name:  Daniel A. Pelak
Title:    President & CEO

ANNEX 1
TO THE MERGER AGREEMENT

Index of Defined Terms

Term

Acquisition Agreement.............................................................................................................................................................	Section 4.02(b)
Actions........................................................................................................................................................................................	Section 4.01(d)
Affiliate........................................................................................................................................................................................	Section 8.03(a)
Agreement...................................................................................................................................................................................	Preamble
Appraisal Shares........................................................................................................................................................................	Section 2.01(d)
Biologic........................................................................................................................................................................................	Section 3.01(v)(i)
Certificate....................................................................................................................................................................................	Section 2.01(c)
Certificate of Merger..................................................................................................................................................................	Section 1.03
Closing.........................................................................................................................................................................................	Section 1.02
Closing Date...............................................................................................................................................................................	Section 1.02
Code.............................................................................................................................................................................................	Section 2.02(h)
Commonly Controlled Entity....................................................................................................................................................	Section 3.01(k)
Company.....................................................................................................................................................................................	Preamble
Company Adverse Recommendation Change.......................................................................................................................	Section 4.02(b)
Company Benefit Agreements.................................................................................................................................................	Section 3.01(g)
Company Benefit Plans.............................................................................................................................................................	Section 3.01(k)
Company By-laws......................................................................................................................................................................	Section 3.01(a)
Company Certificate..................................................................................................................................................................	Section 1.05(a)
Company Common Stock..........................................................................................................................................................	Preamble
Company Consolidated Group.................................................................................................................................................	Section 3.01(n)(xiv)
Company Disclosure Schedule................................................................................................................................................	Section 3.01
Company Pension Plan.............................................................................................................................................................	Section 3.01(l)
Company Preferred Stock.........................................................................................................................................................	Section 3.01(c)
Company SEC Documents........................................................................................................................................................	Section 3.01(e)
Company Stock-Based Awards...............................................................................................................................................	Section 3.01(c)
Company Stock Options...........................................................................................................................................................	Section 3.01(c)
Company Stock Plans................................................................................................................................................................	Section 3.01(c)
Confidentiality Agreement.......................................................................................................................................................	Section 5.02
Continuing Employees..............................................................................................................................................................	Section 5.10(a)
Contract.......................................................................................................................................................................................	Section 3.01(d)
DGCL............................................................................................................................................................................................	Section 1.01
Drug..............................................................................................................................................................................................	Section 3.01(v)(i)
Effective Time.............................................................................................................................................................................	Section 1.03
Environmental Laws...................................................................................................................................................................	Section 3.01(j)
ERISA...........................................................................................................................................................................................	Section 3.01(j)(ii)
ESPP.............................................................................................................................................................................................	Section 3.01(c)
Exchange Act..............................................................................................................................................................................	Section 3.01(d)
Exchange Fund...........................................................................................................................................................................	Section 2.02(a)
FDA..............................................................................................................................................................................................	Section 3.01(j)
FDCA...........................................................................................................................................................................................	Section 3.01(j)
Filed Company SEC Documents..............................................................................................................................................	Section 3.01(e)
GAAP...........................................................................................................................................................................................	Section 3.01(e)
Governmental Entity..................................................................................................................................................................	Section 3.01(d)
Hazardous Materials..................................................................................................................................................................	Section 3.01(j)(ii)
HSR Act.......................................................................................................................................................................................	Section 3.01(d)
HSR Filing....................................................................................................................................................................................	Section 5.03
Intellectual Property Rights......................................................................................................................................................	Section 3.01(p)
IRS................................................................................................................................................................................................	Section 3.01(l)
Knowledge..................................................................................................................................................................................	Section 8.03(b)

A-1

Legal Provisions.........................................................................................................................................................................	Section 3.01(j)
Liens.............................................................................................................................................................................................	Section 3.01(d)
Material Adverse Change.........................................................................................................................................................	Section 8.03(c)
Material Adverse Effect............................................................................................................................................................	Section 8.03(c)
Medical Device...........................................................................................................................................................................	Section 3.01(v)(i)
Merger.........................................................................................................................................................................................	Preamble
Merger Consideration...............................................................................................................................................................	Section 2.01(c)
Notice of Adverse Recommendation......................................................................................................................................	Section 4.02(b)
Parachute Gross Up Payment...................................................................................................................................................	Section 3.01(m)
Parent...........................................................................................................................................................................................	Preamble
Paying Agent..............................................................................................................................................................................	Section 2.02(a)
Permits..........................................................................................................................................................................................	Section 3.01(j)
person...........................................................................................................................................................................................	Section 8.03(d)
Post-Signing Returns.................................................................................................................................................................	Section 4.01(d)
Primary Company Executives...................................................................................................................................................	Section 3.01(m)
Principal Stockholders...............................................................................................................................................................	Preamble
Proxy Statement..........................................................................................................................................................................	Section 3.01(d)
Representatives..........................................................................................................................................................................	Section 4.02(a)
Release.........................................................................................................................................................................................	Section 3.01(j)(ii)
Restraints.....................................................................................................................................................................................	Section 6.01(c)
Rights...........................................................................................................................................................................................	Section 3.01(c)
Rights Agreement.......................................................................................................................................................................	Section 3.01(c)
SARs.............................................................................................................................................................................................	Section 3.01(c)
SEC................................................................................................................................................................................................	Section 3.01(d)
Section 262...................................................................................................................................................................................	Section 2.01(d)
Securities Act..............................................................................................................................................................................	Section 3.01(e)
Social Security Act.....................................................................................................................................................................	Section 3.01(v)(v)
SOX..............................................................................................................................................................................................	Section 3.01(e)
Stockholder Agreement.............................................................................................................................................................	Preamble
Stockholder Approval...............................................................................................................................................................	Section 3.01(q)
Stockholders’ Meeting..............................................................................................................................................................	Section 5.01(b)
Sub................................................................................................................................................................................................	Preamble
Subsidiary....................................................................................................................................................................................	Section 8.03(e)
Superior Proposal.......................................................................................................................................................................	Section 4.02(a)
Surviving Corporation...............................................................................................................................................................	Section 1.01
Takeover Proposal .....................................................................................................................................................................	Section 4.02(a)
taxes..............................................................................................................................................................................................	Section 3.01(n)(xiv)
taxing authority...........................................................................................................................................................................	Section 3.01(n)(xiv)
tax returns....................................................................................................................................................................................	Section 3.01(n)(xiv)
Termination Fee..........................................................................................................................................................................	Section 5.06(b)(ii)
UBS...............................................................................................................................................................................................	Section 3.01(s)

A-2

EXHIBIT A
TO THE MERGER AGREEMENT

Restated Certificate of Incorporation
of the Surviving Corporation

FIRST: The name of the corporation (hereinafter called the “Corporation”) is Closure Medical Corporation.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is Corporate Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

FIFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

SIXTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists and as it may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that nothing contained in this Article SIXTH shall eliminate or limit the liability of a director or officer (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director or officer derived an improper personal benefit. No amendment to or repeal of this Article SIXTH shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

SEVENTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section. Such indemnification shall be mandatory and not discretionary. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this Article SEVENTH shall not adversely affect any right to indemnification of any persons existing at the time of such repeal or modification with respect to any matter occurring prior to such repeal or modification.

The Corporation shall to the fullest extent permitted by the General Corporation Law of the State of Delaware advance all costs and expenses (including, without limitation, attorneys’ fees and expenses) incurred by any director or officer within 15 days of the presentation of same to the Corporation, with respect to any one or more actions, suits or proceedings, whether civil, criminal, administrative or investigative, so long as the Corporation receives from the director or officer an unsecured undertaking to repay such expenses if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation under the General Corporation Law of the State of Delaware. Such obligation to advance costs and expenses shall be mandatory, and not discretionary, and shall include, without limitation, costs and expenses incurred in asserting affirmative defenses, counterclaims and cross claims. Such undertaking to repay may, if first requested in writing by the applicable director or officer, be on behalf of (rather than by) such director or officer, provided that in such case the Corporation shall have the right to approve the party making such undertaking.

EIGHTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

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